Exhibit 10.01
First Amendment to the ARA Alliance, Purchase, and Production Agreement
     This First Amendment to the ARA Alliance, Purchase, and Production Agreement (“First Amendment”) is made and entered into as of the 31st day of December, 2005 (“Signing Date of the First Amendment”), but with an effect as of and though entered into on January 1, 2005 (“Effective Date of the First Amendment”), by and between DSM Food Specialties B.V., a Besloten Vennootschap organized under the laws of the Netherlands with its principal place of business at A. Fleminglaan 1, 2613 AX Delft, the Netherlands (“DSM”), and MARTEK BIOSCIENCES CORPORATION, a corporation organized under the laws of the State of Delaware with its principal place of business at 6480 Dobbin Road, Columbia, Maryland 21045 (“Martek”), who, intending to be legally bound, hereby agree as follows:
WITNESSETH:
     WHEREAS Martek and DSM have previously entered into an ARA Alliance, Purchase, and Production Agreement dated April 19, 2004 pursuant to which Martek and DSM entered into cross-licensing, purchase, and production arrangements (the “Agreement”) related to arachidonic acid, and have entered into a related August, 2004 Letter agreement; and
     WHEREAS Martek and DSM now wish to amend, clarify and expand certain provisions in the Agreement as set forth herein.
     NOW, THEREFORE, effective as of the Effective Date of the First Amendment, the parties hereto agree to amend the Agreement as follows:
     Capitalized terms, unless otherwise defined herein, shall have the meaning given in the Agreement.
1. Definitions and Schedules.
A. Section 2 of the Agreement is hereby amended to add the following definitions:
     2.16A “August, 2004 Letter” shall have the meaning set forth in Section 3.3A.
     2.20A “Broth” shall mean the liquid ARA fermentation product collected after pasteurization and prior to Down Stream Processing and which conforms to the Specifications set forth in Schedule 2.20A.
     2.23A “Capital Related Costs” shall mean all documented capital costs associated with the Phase II Belvidere Build-Out including design and engineering, site preparation and demolition costs, construction costs including all costs associated with preparing equipment for commercial fermentation use, purchase of new equipment and the allocation of certain existing fermentation equipment.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     2.23B “Capua Expansion” shall have the meaning set forth in Section 3.3A(a).
     2.43A “DSM Capital Contribution” shall be the total Capital Related Costs less the Martek Capital Contribution.
     2.62A “Expansion Shortfall Ratio” shall have the meaning set forth in Section 3.3A(b)(iv).
     2.66A “Fine Granulates” shall mean the dried ARA fermentation product with a fine, granular particle size which is smaller than Biomass and which conforms to the Specifications set forth in Schedule 2.66A.
     2.74A “Guarantee Remainder” shall have the meaning set forth in Section 3.3A(b)(ii).
     2.74B “Guaranteed Amount” shall have the meaning set forth in Section 3.3A(b)(ii).
     2.96A “Martek Capital Contribution” shall have the meaning set forth in Section 3.3A(g).
     2.98A “Martek DSP Capabilities” shall have the meaning set forth in Schedule 3.3A(a).
     2.125A "Phase II Belvidere Build-Out” shall have the meaning set forth in Section 3.3A(a).
     2.125B “Planned Expansion” shall have the meaning set forth in Section 3.3A.
     2.140A “Recoupment Period” shall have the meaning set forth in Section 3.3A(b)(i).
     2.142A “Revised Guaranteed Amount” shall have the meaning set forth in Section 3.3A(b)(iv).
     2.144A “Signing Date of the First Amendment” shall mean December 31, 2005.
B. Sections 2.14, 2.37 and 2.146 of the Agreement are hereby deleted in their entirety and replaced with the following:

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     2.14 "ARA Products” shall mean Biomass, Fine Granulates, Broth, Soaps, Crude Oil, Finished Oil, Spent Biomass and ARA produced in any other form and/or made by any process wherein the ARA content is greater than * of total fatty acids.
     2.37 “Down Stream Processing”, or “DSP”, shall mean the process of harvesting, recovery and drying of Biomass.
     2.146 "Specifications” shall mean: (a) the product specifications for the respective ARA Products, as set forth on Schedules 2.17, 2.20A, 2.28, 2.66A and 2.67, as applicable, which shall be deemed in all cases to require compliance with cGMPs, and the requirements for kosher certification by the Orthodox Union and for Halal certification by the Islamic Food and Nutrition Council of America or any other organization agreed upon by the parties for all of a party’s respective facilities and the facilities of any subcontractor that are used to manufacture, produce and/or package any ARA Products; (b) quality control methods and methods of analysis with respect to Biomass, Crude Oil, Fine Granulates, Broth and Finished Oil; and (c) other requirements and specifications for ARA Products as set forth in this Agreement, as amended from time to time by the Committee pursuant to Section 8 or otherwise by mutual written agreement of the parties.
C. Schedules 2.20A, 2.66A, 3.3A and 3.3A(a) attached hereto are hereby added to the Agreement as schedules thereto. In addition, Schedules 2.17, 2.28, 4.2(a), and 4.6 to the Agreement are hereby deleted in their entirety and replaced, respectively, with Schedules 2.17, 2.28, 4.2(a), and 4.6 attached hereto.
2. [Intentionally Left Blank]
3. Modifications to Section 3.2 of the Agreement. The following sections are hereby inserted as new Sections 3.2(e), 3.2(f) and 3.2(g) of the Agreement:
     (e) Notwithstanding anything to the contrary set forth above in Sections 3.2(a)-(d) of this Agreement, the parties agree that, until the new drying line of the Phase II Belvidere Build-Out portion of the Planned Expansion (as defined in Section 3.3A) is operating, Martek shall be permitted to include Broth purchase quantities in its good faith forecast as referred to in Section 3.5 of this Agreement. The parties agree, however, that in no event shall any Martek Purchase Order amount to more than * fermenter tanks of Broth per week and in no event shall DSM ship to Martek more than * fermenter tank of Broth every 36 hours, unless otherwise agreed to by the parties in writing.
     (f) The Sections in this Agreement referring to the production and delivery of ARA Products by DSM to Martek, such as but not limited to quality and verification and amounts payable, shall apply mutatis mutandis to the production and delivery of Broth.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     (g) DSM shall use its reasonable commercial efforts to complete the Planned Expansion in the timeframe set forth in Schedule 3.3A(a) and Martek shall use its reasonable commercial efforts to develop applicable DSP capabilities to enable it to purchase the number of batches of Broth from DSM, pending DSM’s completion of the new drying line (DSP) portion of the Phase II Belvidere Build-Out of the Planned Expansion, as is set out in Schedule 3.3A(a).
4. Amendment to Section 3.8 of the Agreement. Section 3.8(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
     (a) Subject to the provisions of Sections 3.5(c) and 3.5(d), during a month, DSM shall deliver quantities of ARA Products covered by the Martek Purchase Order for the month on the later of (i) the last business day of the month or (ii) ten (10) days after receipt of delivery instructions from Martek. All such shipments shall be FOB or FCA, as applicable, DSM’s (or DSM’s Third Party Toll Manufacturer’s) facility. For purposes hereof, each order shall be deemed to have been “delivered”, and risk of loss with respect to each such shipment shall pass from DSM to Martek, upon delivery of the shipment by DSM to a carrier agreed upon by the Committee for transport to the location specified in the Martek Purchase Order, and Martek shall have the right and obligation to insure such shipment from and after such delivery. Notwithstanding the foregoing, DSM shall retain title to all shipments of ARA Products covered by the Martek Purchase Order until payment is received, whereupon title shall pass to Martek.
5. Amendments to Section 4 of the Agreement.
A. Section 4.5 of the Agreement is hereby amended to add the following sentence at the end of such Section:
In addition, Martek shall be permitted to have its technical personnel periodically visit the site at Belvidere to assist DSM in matters pertaining to ARA production at Martek’s discretion and to provide support, to share technical experience, and/or to monitor ARA production activities. The visits shall be with reasonable notice to DSM, with the exact hours of such visits to be mutually agreed upon. Martek shall assure that, during such visits, Martek personnel shall adhere to the site’s rules and regulations and the instructions of DSM personnel.
B. The last sentence of Section 4.6 of the Agreement is hereby deleted in its entirety and replaced with the following sentence:
Changes other than the major changes as described in Schedule 4.6 shall not require pre-approval by the Committee prior to implementation by either party, but each of Martek and DSM agrees to maintain a written record of such other changes it makes, which record will be readily accessible or provided to the other party for review upon the

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

request of such other party, and which will be reported at the next succeeding quarterly meeting of the Committee.
6. Amendments to Sections 6.1 and 6.15 of the Agreement.
A. Section 6.1(c)(ii) of the Agreement is hereby amended by inserting “in writing” in the last sentence, between “agree” and “on an amount” and by inserting “and on any other relevant terms or conditions” at the end of such sentence immediately prior to the period. The following sentence is hereby inserted at the end of Section 6.1(c)(ii) of the Agreement, as the last sentence thereof:
In addition, DSM shall obtain written approval from Martek, such approval to not be unreasonably withheld or delayed, prior to locking in a fixed price or hedge for all or any portion of its natural gas and electricity in connection with directly or indirectly producing ARA Products for Martek, even if Martek has not requested such action.
B. Sections 6.1(e) and (f) of the Agreement are hereby deleted in their entirety and replaced with the following:
     (e) The Fixed Budget Price per Unit of ARA produced at DSM’s Capua facility for 2004 is *, consisting of a DSM Mark Up per Unit of ARA of * and DSM Costs per Unit of ARA of *. This Fixed Budget Price for Capua production for 2004 is based on the production by DSM and purchase by Martek of ARA Products in the form of Crude Oil. For 2004, the Martek Budgeted Volume for ARA Products purchased by Martek from DSM produced at the Capua facility is * Units of ARA. For 2004, the Technical Capacity for DSM’s Capua facility is * Units of ARA. For 2004, the Practical Capacity for DSM’s Capua facility is * Units of ARA. The Fixed Budget Price per Unit of ARA produced at DSM’s Capua facility for 2005 is *, consisting of a DSM Mark Up per Unit of ARA of * and DSM Costs per Unit of ARA of *. This Fixed Budget Price for Capua production for 2005 is based on the production by DSM and purchase by Martek of ARA Products in the form of Crude Oil. For 2005, the Martek Budgeted Volume for ARA Products purchased by Martek from DSM produced at the Capua facility is * Units of ARA. For 2005, the Technical Capacity for DSM’s Capua facility is * Units of ARA. For 2005, the Practical Capacity for DSM’s Capua facility is * Units of ARA. The prices set forth in this Section 6.1(e) are based on the yield assumptions set forth in Schedule 6.15. Notwithstanding anything to the contrary contained herein, the Fixed Budget Price per Unit of ARA for the first * Units of ARA produced at DSM’s Capua facility following January 1, 2004 shall be *.
     (f) The Fixed Budget Price per Unit of ARA produced at DSM’s Belvidere facility for 2004 is *, comprising a DSM Mark Up per Unit of ARA of * and * and DSM Costs per Unit of ARA of *. The Fixed Budget Price per Unit of ARA produced at DSM’s Belvidere facility for 2005 is *, comprising a DSM Mark Up per Unit of ARA of * and * and DSM Costs per Unit of ARA of *. This Fixed Budget Price for Belvidere

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

production for 2005 is based on the production by DSM and purchase by Martek of ARA Products in the form of Biomass, Broth or Fine Granules. For all Broth shipments to Martek, DSM shall pay for *% of the costs of trucking the Broth from Belvidere to a third party or to a Martek plant as determined by Martek for drying until the new drying line of the Phase II Belvidere Build-Out portion of the Planned Expansion is completed. For 2004 the Martek Budgeted Volume for ARA Products purchased by Martek from DSM produced at the Belvidere facility is * Units of ARA. For 2004 the Technical Capacity for DSM’s Belvidere facility is * Units of ARA. For 2004 the Practical Capacity for DSM’s Belvidere facility is * Units of ARA. For 2005, the Martek Budgeted Volume for ARA Products purchased by Martek from DSM produced at the Belvidere facility is * Units of ARA. For 2005, the Technical Capacity for DSM’s Belvidere facility is * Units of ARA. For 2005, the Practical Capacity for DSM’s Belvidere facility is * Units of ARA. The prices set forth in this Section 6.1(f) are based on the yield assumptions set forth in Schedule 6.15.
C. The text following the heading of Section 6.15 of the Agreement is hereby deleted in its entirety and replaced with the following:
The DSM Costs per Unit of ARA and the DSM Mark Up per Unit of ARA are based on the average standard extraction and RBD yields set forth in Schedule 6.15. The Fixed Budget Price per Unit of ARA shall be adjusted by agreement of the Committee to reflect changes in such yields due to changes in the Biomass, Crude Oil or changes in Extraction or RBD processes.
7. Amendments to Section 6.6 of the Agreement. Section 6.6 of the Agreement is hereby deleted in its entirety and replaced with the following:
6.6 Startup Costs. The parties acknowledge and agree that DSM will be likely to incur certain costs in connection with the commencement of operations of expansions at DSM’s Capua and Belvidere facilities as well as expansions of production of ARA Products at new sites. These costs are likely to include costs that are directly related to certain inefficiencies in producing ARA Products at a new production facility (including, for example, batches of Biomass that do not meet the relevant Specifications) and other costs (the “Production Startup Costs”).
     (a) The parties agree that DSM shall be responsible for, and not charge to Martek, up to * of Production Startup Costs related to the Phase 1 Belvidere Build-out and such costs shall be an Excluded Cost. Martek shall reimburse DSM, in twelve (12) equal quarterly installments, the amount that the actual Production Startup Costs incurred by DSM for the Phase 1 Belvidere Build-out exceed *, but in no event shall the total amount to be reimbursed by Martek pursuant hereto exceed one million US Dollars ($1,000,000.00). DSM shall also be responsible for, and not charge to Martek, Production Startup Costs related to the Phase 1 Belvidere Build-out that are in excess of * and such costs shall be an Excluded Cost.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     (b) The parties agree that all Production Start-up Costs related to the Phase II Belvidere Build-Out are to be absorbed by DSM and shall be an Excluded Cost. In addition, any Capital Related Costs related to the Phase II Belvidere Build-Out are to be absorbed by DSM and, notwithstanding any other provision of this Agreement, shall be an Excluded Cost.
     (c) All Production Start-up Costs related to the Capua Expansion are to be absorbed by DSM and shall be an Excluded Cost.
     (d) Production Startup Costs for expansions other than the expansions described above and that are agreed to and approved by the Committee shall be billed separately to Martek in a manner agreed upon by the Committee and any such Production Startup Costs shall be an Excluded Cost.
8. Amendments to Section 6.18 of the Agreement. Section 6.18 of the Agreement shall be amended as follows:
A. The last sentence of Section 6.18 (a) of the Agreement is hereby deleted in its entirety and replaced with the following:
The parties hereby agree that the plans for the Phase 1 Belvidere Build-out constitute Approved Expansion Plans and that the Phase 1 Belvidere Build-out subaccount of the Break Up Fee Account shall reflect an initial balance in respect thereof of *. The parties hereby agree that the plans for the Planned Expansion (as defined in Section 3.3A) constitute Approved Expansion Plans and that the Planned Expansion subaccount of the Break Up Fee Account shall reflect an initial balance in respect thereof of * of the maximum Guaranteed Amount, as determined pursuant to Section 3.3A(b) or, if applicable, any lesser Revised Guaranteed Amount as defined in Section 3.3A(b)(iv).
B. The following text is hereby inserted at the end of Section 6.18(c), replacing the period:
     ; provided, however, that with respect to the Planned Expansion subaccount, Martek shall instead pay to DSM any Guarantee Remainder as specified in Section 3.3A(f) upon any such expiration or termination.
9. Amendments to Section 9.4 of the Agreement. Section 9.4(e) of the Agreement is hereby amended by (i) inserting after the last word of the third bullet point (i.e., “Agreement”) the characters “; or” and deleting the period after such last word and (ii) inserting a fourth bullet point as follows:
•	Claims under this Agreement arising out of, in connection with or based on a breach by a party of the provisions set forth in Section 10.7(a) or Section 10.7(b); or each party’s obligation to indemnify and hold harmless the other party, its Affiliates and their

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

respective directors, officers, employees and agents from and against Losses pursuant to Section 10.7(b) of this Agreement.
10. Amendments to Section 9.5. Section 9.5 of the Agreement is hereby deleted in its entirety and replaced with the following:
9.5 Limitation of Liability.
     (a) EXCEPT FOR THE LOST PROFITS PAYABLE BY MARTEK PURSUANT TO SECTION 9.4(c), LOST PROFITS PAYABLE BY DSM PURSUANT TO SECTION 9.4(d)(ii) AND ROYALTIES PAYABLE BY DSM PURSUANT TO SECTION 9.4(d)(iii), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOSS OF PROFITS OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCURRED BY THE OTHER PARTY AND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT FOR ANY CAUSE OF ACTION OF ANY KIND EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
     (b) Nothing contained in this Agreement shall preclude either DSM or Martek from asserting any claim for Losses against any third party; provided, however, that neither DSM nor Martek shall assert any claim for Losses arising out of or in connection with this Agreement against any third party, including without limitation any subcontractor of the other party, if and to the extent that either (i) DSM or Martek, as the case may be, shall be entitled to assert the same claim for Losses against the other party or (ii) such other party is required, pursuant to a legally binding obligation in effect at the time of such Losses, to indemnify such third party against such Losses if such third party were to pay them to DSM or Martek, as the case may be.
11. Amendments to Section 10.1 of the Agreement. Section 10.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
10.1 Non-Solicitation.
     (a) DSM agrees that, during the term of this Agreement, neither it nor any of its Affiliates shall, directly or indirectly, (i) solicit, recruit or induce, or attempt to solicit, recruit or induce, any person who is an employee of Martek or any of its Affiliates to leave his or her employment or engagement with Martek or any of its Affiliates or (ii) employ, hire or engage, or cause to employ, hire or engage, any person who is or was within the previous six (6) months an employee of Martek or any of its Affiliates, in either case without the prior written consent of Martek; provided that general advertisements by DSM or its Affiliates for employment not directed at employees or former employees of Martek or its Affiliates, and any employment resulting therefrom, shall not be a violation of this Section 10.1(a).

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     (b) Martek agrees that, during the term of this Agreement, neither it nor any of its Affiliates shall, directly or indirectly, (i) solicit, recruit or induce, or attempt to solicit, recruit or induce, any person who is an employee of DSM or any of its Affiliates to leave his or her employment or engagement with DSM or any of its Affiliates or (ii) employ, hire or engage, or cause to employ, hire or engage, any person who is or was within the previous six (6) months an employee of DSM or any of its Affiliates, in either case without the prior written consent of DSM; provided that general advertisements by Martek or its Affiliates for employment not directed at employees or former employees of DSM or its Affiliates, and any employment resulting therefrom, shall not be a violation of this Section 10.1(b).
12. Amendments to Section 10.7 of the Agreement. The title of Section 10.7 of the Agreement is hereby amended to be “Assignment, Delegation and Subrogation; Insurance Inspection”, the characters “(a)” are hereby inserted between the title of Section 10.7 and the first word of the paragraph following such title (i.e., “Neither”), and the following paragraphs are hereby inserted immediately following such paragraph as subsection (b), subsection (c) and subsection (d) of Section 10.7:
     (b) Without limiting the generality of the foregoing, neither party shall subrogate to an insurance carrier or similar entity any right it may have to claim or recover Losses from (i) the other party arising out of or in connection with this Agreement, or (ii) a third party arising out of or in connection with this Agreement to the extent the other party is required, pursuant to a legally binding obligation in effect at the time of such Losses, to indemnify such third party against such Losses if such third party were to pay them, in each case, without the prior written consent of such other party. Each party shall indemnify and hold harmless the other party, its Affiliates and their respective directors, officers, employees and agents from and against all Losses, including reasonable counsel fees, that such other party suffers or incurs as a result of any subrogation made by it in violation of the terms of this Agreement; provided, however, that nothing contained in this Section 10.7(b) shall be deemed to relieve such other party from any liability arising as a result of any breach or failure to perform under this Agreement.
     (c) In the event that an insurance carrier or similar entity gives notice to a party that it has been subrogated to the rights of the other party and that such carrier or entity intends to exercise such rights against it, then such party receiving such notice shall give the other party prompt written notice thereof.
     (d) Upon reasonable notice during regular working hours, representatives of each of DSM’s and Martek’s insurance carriers may inspect the manufacturing facilities used by or for the respective parties in the manufacture of ARA for (i) the purpose of inspections or loss control visits relative to insurance being secured or validated or (ii) assessing the validity of an insurance claim and/or the extent of damage under an insurance claim submitted by DSM or Martek, respectively.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

13. New Section 3.3A – First Planned Expansion. The following is added as a new Section 3.3A to the Agreement, inserted immediately following the end of Section 3.3:
3.3A First Planned Expansion. The parties acknowledge that, pursuant to Section 3.3(c) of this Agreement, Martek has requested in a letter dated August 25, 2004 (the “August, 2004 Letter”), attached as Schedule 3.3A, that DSM expand its ARA production capabilities and has offered to guarantee to DSM that DSM will recoup its investment in such expansion in accordance with such Section. In connection with the guarantee that Martek is to provide pursuant to Section 3.3(c)(iii) and any Martek Expansion to be permitted pursuant to Section 3.3(c)(iv), the parties wish to clarify that, solely with respect to the expansion to be made at the Capua and Belvidere facilities in response to the August, 2004 Letter (the “Planned Expansion”), the following shall apply:
     (a) The Planned Expansion shall include those efforts to be undertaken and/or equipment to be installed at the Capua and Belvidere facilities as further described in Schedule 3.3A(a). That portion of the foregoing relevant to the Belvidere facility shall be referred to as the “Phase II Belvidere Build-Out” and that portion of the foregoing relevant to the Capua facility shall be referred to as the “Capua Expansion”.
     (b) The guarantee pursuant to Section 3.3(c)(iii) of this Agreement will be effectuated as follows:
     (i) The twelve quarter period (the “Recoupment Period”) referenced in Section 3.3(c)(iii) shall commence on January 1, 2006.
     (ii) The amount of DSM’s investment in expanding its ARA production capacities for the Phase II Belvidere Build-Out that will be guaranteed by Martek pursuant to Section 3.3(c)(iii) (the “Guaranteed Amount”) shall be equal to the DSM Capital Contribution. Subject to Section 3.3A(e) below, if the total aggregate DSM Mark Up paid to DSM for such Recoupment Period and pursuant to Section 3.3A(b)(v) does not meet or exceed the Guaranteed Amount, Martek shall pay to DSM the balance of such Guaranteed Amount (the “Guarantee Remainder”) within thirty (30) days of the end of the Recoupment Period; provided, however, that in no event shall the Guaranteed Amount exceed US$40 million unless otherwise expressly agreed in writing by Martek.
     (iii) Martek shall be entitled to credit the full amount of any Guarantee Remainder actually paid to DSM against any and all DSM Mark Up amounts that become due to DSM pursuant to invoices received after the Recoupment Period for ARA Products.
     (iv) Notwithstanding the foregoing, the Guaranteed Amount, as defined above, shall be reduced as of January 1, 2007, if and only if (a) the maximum

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

average monthly production and delivery of Units of ARA Products meeting Specifications from Phase II Belvidere Build-Out that is achieved for any month prior to such date, based on the average monthly production and delivery of Units of ARA Products meeting Specifications over any three-month period prior to July 1, 2007, is less than * Units of ARA and Martek has placed Martek Purchase Orders sufficient to require production from Phase II Belvidere Build-Out equal to or greater than * Units of ARA per month, or (b) Martek Purchase Orders have not been sufficient to require Phase II Belvidere Build-Out to produce an average of * Units of ARA per month and, following a request by Martek, the Committee determines the average monthly Technical Capacity to be expected from Phase II Belvidere Build-Out, and such amount is expected to be less than * Units of ARA, in which case the Guaranteed Amount shall be reduced by a percentage equal to one minus the ratio of the actual maximum average monthly production and delivery of Units of ARA from Phase II Belvidere Build-Out that is achieved or the Technical Capacity determined by the Committee to be achievable, as the case may be, as of the end of such twenty-four (24) month period versus * Units of ARA (such percentage to be the “Expansion Shortfall Ratio”, and such revised Guaranteed Amount shall be referred to as the “Revised Guaranteed Amount” for purposes of Section 6.18 of this Agreement.
     (v) The Guaranteed Amount, whether or not adjusted as provided above, shall in all cases be reduced by the amount of DSM Mark Up paid on Martek’s purchases of ARA Products in calendar years during the period from and after January 1, 2005 and continuing through and including the last day of the Recoupment Period exceeding (i) * Units of ARA for calendar year 2005, (ii) * Units of ARA for Calendar year 2006, and (iii) * Units of ARA for each calendar year thereafter.
     (vi) The parties acknowledge and agree that the obligation of Martek to pay DSM such Guaranteed Amount as set forth in this Section 3.3A(b) shall be deemed sufficient to meet Martek’s obligation to guarantee DSM’s investment in the Planned Expansion pursuant to Section 3.3(c)(iii) of this Agreement.
     (c) In support of the Planned Expansion, DSM has provided to Martek a detailed schedule and cost estimates of the Planned Expansion plans and shall update such information monthly from and after the Signing Date of the First Amendment. DSM shall also permit Martek to be reasonably involved in Belvidere Phase II Build-Out planning/production meetings if desired by Martek and shall give Martek at least ten (10) days’ notice of relevant meetings whenever possible.
     (d) The parties hereby acknowledge and agree that the expanded volume expected from the Planned Expansion (* Units of ARA on an annualized basis, which is *% of the Technical Capacity of the Planned Expansion) fully satisfies the expanded volume requested by Martek in the August, 2004 Letter, and that any specified volume

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

requirements of such letter shall be deemed replaced by such * Units of expanded volume expected from the Planned Expansion for purposes of Section 3.3(c) of this Agreement. The parties further acknowledge and agree that, with respect to the Planned Expansion, any Martek Expansion to be permitted pursuant to Section 3.3(c)(iv) of this Agreement shall be limited to * Units of ARA times the Expansion Shortfall Ratio calculated as provided in 3.3A(b) above, and that no Martek Expansion shall be permitted pursuant to Section 3.3(c)(iv) with respect to the Planned Expansion if, as of any time prior to January 1, 2007, DSM is able to produce and deliver to Martek ARA Products on a monthly average basis in an amount equal to or greater than * Units of ARA, or if, as of January 1, 2007, DSM has been unable to produce and deliver to Martek ARA Products on a monthly average basis in an amount equal to or greater than * Units of ARA but DSM is able to meet Martek Purchase Orders of ARA Products for the three (3) month period beginning January 1, 2007.
     (e) Martek’s obligation to pay any Guarantee Remainder to DSM pursuant to Section 3.3A(b) above shall expire on January 1, 2010 if the Recoupment Period has not ended prior to such date, and on such date the Guaranteed Amount, if any, shall be reduced to zero. Such obligation to pay the Guarantee Remainder shall also expire upon any early termination or expiration of this Agreement.
     (f) Notwithstanding the foregoing, if a payment by Martek to DSM is required pursuant to Section 6.18(c) of this Agreement upon termination or expiration of this Agreement, such payment shall be equal to the greater of (x) any unpaid Guarantee Remainder as of such termination or expiration date and (y) the balance of the Planned Expansion subaccount of the Break Up Fee Account less any portion of any Guarantee Remainder actually paid and against which a credit has not been taken as permitted in 3.3A(b)(iii) above.
     (g) Martek Capital Contribution. The parties agree that Martek will pay to DSM the sum of three million US Dollars ($3,000,000) in respect of the Capital Related Costs (the “Martek Capital Contribution”). As a means to incentivize performance of the Belvidere facility, the amount will be payable once the total output of the Belvidere facility, starting from January 1, 2005, has reached * Units of ARA in the aggregate. Martek shall pay such amount in immediately available funds and within fifteen (15) days following the date on which DSM has notified Martek in writing of such event. The amount of the Martek Capital Contribution shall be considered an Excluded Cost and shall not be part of any Fixed Budget Price or be billed to Martek through future depreciation expenses or in any other manner.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     (h) Martek Purchase Commitment. Martek hereby agrees to purchase the total ARA production from the Capua and Belvidere facilities in 2005; provided that Martek will not be required to purchase more than * Units of ARA from Belvidere production in 2005 or more than * Units of ARA from Capua production in 2005. Notwithstanding the foregoing, to the extent that Belvidere production for 2005 is less than * Units of ARA, Martek shall pay to DSM for 2006 Belvidere ARA production the prices set forth herein for Units of ARA produced at DSM’s Belvidere facility for 2005 for that number of Units of ARA produced by Belvidere in 2006 equal to * Units of ARA less the number of Units of ARA produced from Belvidere and purchased by Martek in 2005.
14. Miscellaneous.
     (a) Except as expressly modified herein, all terms and conditions set forth in the Agreement shall remain in full force and effect and the Agreement as so modified is hereby ratified and confirmed in all respects.
     (b) The provisions of Section 10.5 (Disputes; Arbitration) of the Agreement are hereby incorporated by reference into this First Amendment, with the same force and effect as if set forth in full herein.
     (c) This First Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts to be performed fully within the State of New York. The parties hereby expressly exclude the applicability of the Convention on Contracts for the International Sale of Goods and that body of law known as conflicts of laws.
     (d) Neither this First Amendment nor any terms hereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by all parties or, in the case of a waiver, by the party waiving compliance.
     (e) The parties acknowledge that this First Amendment sets forth the complete, exclusive and integrated understanding of the parties and supersedes all proposals or prior agreements, oral or written, and all other prior communications between the parties relating to the subject matter of this First Amendment and, except as provided in Section 15(d), no other documents shall act to modify, amend or add to this First Amendment.
     (f) This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be duly executed and delivered as of the day and year first above written.

MARTEK BIOSCIENCES CORPORATION	DSM FOOD SPECIALTIES B.V.

/s/ Steve Dubin	/s/ Rob van Leen

By: Steve Dubin	By: Rob van Leen
Title: President	Title: Business Group Director

/s/ Krijn Rietveld

By: Krijn Rietveld
Title: Business Unit Director

Schedules;
Schedule 2.17	Biomass Specifications
Schedule 2.20A	Broth Specifications
Schedule 2.28	Crude Oil Specifications
Schedule 2.66A	Fine Granulate Specifications
Schedule 4.2(a)	DSM Certificate of Analysis (Fine Granulates, Broth, Biomass, Crude Oil)
Schedule 4.6	Manufacturing Changes
Schedule 3.3A	“August, 2004 Letter”
Schedule 3.3A(a)	Planned Expansion

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 2.17
BIOMASS SPECIFICATIONS

PRODUCT SPECIFICATION FORM ARA Biomass	ARA-PSF-004M Revision 4 22 June 2005

Product no: 2984
Parameters	Approval	Discussion
	Limit *	Range *	Methods
Release specifications
Description	*		*
Smell	*		*
Colour	*		*
*	*	*	*
*	*
*	*	*	*
*	*	*	*
*	*		*

Control specifications*
Parameters	Specification limit *	Methods
*	*	*

*	*	*

Controlled in batch records:
*	*	*

In-process control parameters *:
Parameters	Control limit *	Methods
*	*	*
*	*	*
*	*	*
In addition to parameters above, biomass must produce crude oil meeting all applicable specifications defined in *. Retention samples of biomass will be maintained by DSM for reference if any off-spec results are obtained in crude oil.

Scope	*	*
*	*	*
*	*	*
*	*	*
Legend:
*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

*
*
*
*
*
*
*
*

Storage:		Packaging:
•	Below -2° C +/-3°C,	•	Big Bags (polypropylene with polyethylene liner), anti static
	preferably lower temperatures	•	Labeled with product number, batch number, production number, production date and storage conditions on both inner and outer bag
•	Protected from light
•	Dry conditions
Expiration period*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 2.20A
BROTH SPECIFICATIONS

PRODUCT SPECIFICATION FORM ARA Broth	ARA-PSF-006M Revision 0 22 June 2005

Product no:
Parameters	Approval limit *	Methods
*	*	*
*	*	*
*	*	*

Control specifications *
*	*
Legend:
*
*
*

Scope	*
*	*
*	*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 2.28
CRUDE OIL SPECIFICATIONS

PRODUCT SPECIFICATION FORM ARA Crude Oil	ARA-PSF-001M Revision 5 22 June 2005

Product no: 2983
Parameters	Approval limit *	Discussion Range *	Methods
Release specifications
Appearance	*		*
Colour	*		*
Smell	*		*
*	*	*	*
*	*	*	*
*	*		*
*	*	*	*
*	*		*

Parameters	Specification Limit *	Methods
Control specifications *
*	*	*
*	*	*
*	*	*
*	*	*
Control specifications *;
*: every tenth batch; *: every batch; All experimental batches
*	*	*
*	*	*
*	*	*
*	*	*
*	*	*
*	*	*
*	*	*

In-process control parameters *:
Parameters	Control limit *	Methods
*	*	*

Scope	*
*	*
*	*
*	*

*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

*
*
*
*

Storage conditions:		Packaging:
•	below –18°C	•	Under Nitrogen
•	Protected from light	•	200 kg food grade phenolic coated lined drums (tight head) with DSM label
•	Dry conditions

*	Expiration date:*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 2.66A
FINE GRANULATES SPECIFICATIONS

PRODUCT SPECIFICATION FORM ARA Biomass Fines	ARA-PSF-005M Revision 4 22 June 2005

Product no: 8752
Parameters	Approval	Discussion	Methods
	Limit *	Range *
Release specifications
Description	*		*
Smell	*		*
Colour	*		*
*	*	*	*
*	*
*	*	*	*
*	*	*	*
*	*		*

Control specifications*
Parameters	Specification limit *	Methods
*	*	*
*	*	*

Controlled in batch records:
*	*	*

In-process control parameters *:
Parameters	Control limit *	Methods
*	*	*
*	*	*
*	*	*

Scope	*	*
*	*	*
*	*	*
*	*	*
Legend:
*
*
*
*
*
*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

*
*
*
*
*

Storage:	Packaging:
*	*
Expiration period: *

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 4.2(a)
DSM CERTIFICATE OF ANALYSIS
FINE GRANULATES

Certificate of Analysis ARA Biomass Fines	ARA-CoA-005M Revision 1 22 June 2005

Product no: 8752
Parameters	Requirements	Result

Description	*
Smell	*
Colour	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

Storage:	Packaging:
*	*
Expiration period *:
Remarks

Date:	QA-Manager:

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 4.2(a)
DSM CERTIFICATE OF ANALYSIS
BROTH

Certificate of Analysis ARA Broth	ARA-CoA-006M Revision 0 22 June 2005

Product no: 8932
*	Requirements	Results
*	*
*	*
*	*
*	*
Remarks

Date:	QA-Manager:

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 4.2(a)
DSM CERTIFICATE OF ANALYSIS
BIOMASS

Certificate of Analysis ARA Biomass	ARA-CoA-004M Revision 1 22 June 2005

Product no: 2984
Parameters	Requirements	Result

Description	*
Smell	*
Colour	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

Storage:		Packaging:
•	Below -2°C +/-3°C, preferably	•	Big Bags (polypropylene with polyethylene liner), anti static
	lower temperatures	•	Labeled with product number, batch number, production
•	Protected from light		number, production date and storage conditions on both inner
•	Dry conditions		and outer bag
Expiration period *:
Remarks

Date:	QA-Manager:

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 4.2(a)
DSM CERTIFICATE OF ANALYSIS
CRUDE OIL

Certificate of Analysis ARA Crude Oil	ARA-CoA-Crude-001 Revision 7 22 June 2005

Product no: 2983
Parameters	Requirements	Results

Appearance	*
Colour	*
Smell	*
*	*
*	*
*	*
*	*
*	*
*	*

Storage conditions:		Packaging:
•	below –18°C	•	Under Nitrogen
•	Protected from light	•	200 kg food grade phenolic coated lined drums
•	Dry conditions		(tight head) with DSM label
Expiration date (24 months from date of packaging):
Remarks

Date:	QA-Manager:

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 4.6
MANUFACTURING CHANGES
I. Standard Operating Procedure: Martek/DSM Procedure “Process Change Control Procedure”
A. Documentation: All process changes must be documented and approved by management level representatives from the departments applicable to the process change, including but not limited to, Process Development, Manufacturing, and Quality Assurance. DSM and Martek will each maintain a log of process changes, which will be accessible to the other party. Process changes are permanent modifications made to the manufacturing and testing processes. Temporary process deviations will be appropriately documented by each party in the applicable production and testing records and addressed outside of this agreement.
B. Major vs. minor changes: Changes are categorized as “minor” or “major” process changes, as summarized in the examples below:
Minor changes: Any change that has an impact to yield or process efficiency

Fermentation	Drying	Extraction and RBD
*	*	*
*		*
*		*
*
*
Major changes: Any change that has or may have a detectable and significant effect on final product properties as specified in the product specification forms

Fermentation	Drying	Extraction and RBD
*	*	*
*	*	*
*	*	*
*		*
*		*
*		*
*		*
     *
     *
     C. Customer notification requirements:
•	Both parties will inform each other every quarter of all changes to production controls, processes and test methods, both minor and major.

•	Both parties require pre-notification and the right to approve process and test method changes classified as major.

•	Martek is responsible to determine if and when process and test method changes require prior or post change customer notification.

•	Martek, with DSM help, will determine if a process or test methods change requires regulatory review.
Any change categories not specified in the table above must be discussed by the Quality Subcommittee with recommendation to the Steering Committee as appropriate.
Version 3 – Modified Dec 22, 2004

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 3.3A
AUGUST, 2004 LETTER
August 25, 2004
Dr. Krijn Rietveld
Business Unit Director Nutritional Ingredients
DSM Food Specialties B.V.
2613 AX Delft
The Netherlands
Dear Krijn,
Pursuant to section * of the ARA Alliance, Purchase and Production Agreement By and Between Martek Biosciences and DSM Food Specialties B.V. dated April 19, 2004 (the “Agreement”), I am writing to notify DSM that there is a * for the calendar quarters Q4 of 2004 and Q1 of 2005. As a result of this * for *, the * will be * until * following * that *.
Additionally, pursuant to section 3.3 (c) of the Agreement Martek requests that DSM expand its current production capacity to provide a quarterly output of * metric tons of crude 40% ARA oil through Q3 of calendar year 2005, * metric tons output of crude 40% ARA oil from Q4 of calendar year 2005 to Q2 2006, and * metric tons output of crude 40% ARA oil from Q3 2006 to Q3 of 2007. Martek offers to guarantee that DSM will recover its investment in so expanding its ARA production capacity through the DSM Mark Up received on purchase orders by Martek for ARA Products over a period of twelve (12) quarters.
Capitalized terms used herein shall have the meanings attributed to them in the Agreement unless defined herein or the context indicates otherwise.
Please acknowledge receipt of this notice by signing below and returning an enclosed copy to me at your earliest convenience.
Sincerely,
Chris Lindsay
Sr. Dir. Project Management

Receipt acknowledged;

Date:

Krijn Rietveld, DSM Food Specialties

CC:	David Abramson, Martek Biosciences	Johan van Doesum, DSM Food Specialties B.V.
	Steve Dubin, Martek Biosciences	Attn: Legal Counsel, DSM Food Specialties B.V.
Flint Harding, Martek Biosciences

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     Tom Feeley, Martek Biosciences
SCHEDULE 3.3A(a)
PLANNED EXPANSION
The Planned Expansion shall consist of the Phase II Belvidere Build-Out and the Capua Expansion.
The “Phase II Belvidere Build-Out” shall mean the production capacity put in place by DSM at its Belvidere facility, consisting of * and the related DSP and support capacity and is expected to be completed by December 31, 2005. The total Technical Capacity of the Belvidere facility after the Phase II Belvidere Build-Out shall be approximately * Units of ARA.
The “Capua Expansion” shall mean the debottlenecking of the DSP and the construction of one (1) * and peripheral equipment which will add an estimated * Units of ARA to the annual capacity of the Capua facility and was completed in May 2005. The total Technical Capacity of the Capua facility after the Capua Expansion shall be approximately * Units of ARA.
Martek DSP Capabilities to be established at its Kingstree, South Carolina facility will consist of a broth recover filter press and fluid bed dryer capable of recovering an estimated * Units of ARA per year. The Martek DSP Capabilities were completed in March 2005.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.